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                                                                 Exhibit 23







                       CONSENT OF INDEPENDENT AUDITORS


  The Board of Directors and
  the Retirement Committee
  Ceridian Corporation:

  We consent to incorporation by reference in the registration statements (No. 33-56833, 33-15920, No. 2-81865, and No. 2-93345) on Form S-8 of
  Ceridian Corporation of our report dated June 7, 1995, relating to the statements of net assets available for benefits with fund information of the Ceridian Corporation Personal Investment Plan as of December 31, 1994 and 1993, and the related statement of changes in net assets available for benefits with fund information and related supplemental schedules for the year ended December 31, 1994 which report appears elsewhere in this
  December     1994 annual report on Form 11-K of the Ceridian Corporation
           31,
  Personal Investment Plan.




                                          KPMG Peat Marwick




  Minneapolis, Minnesota
  June 7, 1995






















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